EXHIBIT 99.2

Consolidated Report to the Financial Community
First Quarter 2006
(Released April 26, 2006) (Unaudited)

	HIGHLIGHTS	After-Tax EPS Variance Analysis	1st Qtr.
		1Q 2005 Basic EPS - GAAP Basis	$0.49
▪	GAAP earnings were $0.67 per share for the	Unusual Items - 2005	(0.02)
	first quarter of 2006. This compares to GAAP	1Q 2005 Normalized Earnings - non-GAAP Basis	$0.47
	earnings of $0.49 per share and normalized	Distribution Deliveries	(0.02)
	non-GAAP* earnings of $0.47 per share in the	JCP&L Rate Increase	0.03
	first quarter of 2005.	Purchased Power	(0.03)
		Fossil Fuel Cost	(0.04)
		Ohio Regulatory Changes
		- Transition Cost Amortization	0.18
		- Distribution Deferred Costs	0.07
		- Rate Stabilization Charge Discount	(0.04)
		Postretirement Benefit Costs	0.01
		Financing Costs	0.03
		Other	0.01
		1Q 2006 Basic EPS - GAAP Basis	$0.67

1Q 2006 Results vs. 1Q 2005

▪	Electric distribution deliveries decreased 3%, primarily due to unseasonably mild weather. Heating-degree-days were 15% lower than in the same period last year and 11% below normal. The reduced distribution deliveries negatively impacted earnings by $0.02 per share, while the JCP&L rate increase approved in May, 2005 improved earnings by $0.03 per share.

▪	Total electric generation sales rose 2% as a 1.7 million MWh or 7% increase in retail sales more than offset a 1 million MWh or 16% decline in wholesale sales. The change in generation sales mix resulted from returning Ohio shopping customers. Higher purchased power prices compared to the first quarter of last year, reduced earnings by $0.03 per share. In addition, higher fossil fuel costs, net of deferrals, lowered earnings by $0.04 per share.

▪	Several elements of our Ohio Rate Plans became effective in the first quarter. Compared to the first quarter last year, a reduction in transition cost amortization increased earnings by $0.18 per share, primarily reflecting the end of generation transition cost recovery in Ohio in 2005. Other changes included the deferral of $0.07 per share of certain distribution costs related to reliability spending, partially offset by a $0.04 per share earnings reduction related to a Rate Stabilization Charge discount provided to shopping customers.

▪	Postretirement benefit costs other than pensions decreased $6 million largely due to changes in health care benefits.

▪	Total financing costs decreased by $11 million due to lower preferred stock dividends from last year’s redemption activity and higher capitalized interest, partially offset by higher interest on floating rate debt.

▪	Other variances included increased investment income and higher earnings from non-core businesses.

2006 Earnings and Cash Generation Guidance*

▪	Earnings guidance for 2006, excluding unusual items, remains at $3.45 to $3.65 per share.

▪	Total cash generation (non-GAAP) guidance for 2006 remains at $460 million (after capital expenditures and common dividends).

* The 2006 GAAP to non-GAAP reconciliation statements are attached and available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir. The 2005 GAAP to non-GAAP reconciliation statements are available on FirstEnergy Corp.'s website.

For additional information, please contact:

Kurt E. Turosky	Terrance G. Howson	Rey Y. Jimenez
Director, Investor Relations	Vice President, Investor Relations	Principal, Investor Relations
(330) 384-5500	(973) 401-8519	(330) 761-4239

Consolidated Report to the Financial Community - 1st Quarter 2006                                      2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended March 31,
		2006	2005	Change
	Revenues
(1)	Electric sales	$2,511	$2,437	$74
(2)	FE Facilities	46	43	3
(3)	MYR	109	92	17
(4)	Other	179	178	1
(5)	Total Revenues	2,845	2,750	95

	Expenses
(6)	Fuel	282	233	49
(7)	Purchased power	694	662	32
(8)	Other operating expenses	741	744	(3)
(9)	FE Facilities	47	48	(1)
(10)	MYR	105	92	13
(11)	Provision for depreciation	148	143	5
(12)	Amortization of regulatory assets	222	311	(89)
(13)	Deferral of new regulatory assets	(59)	(60)	1
(14)	General taxes	193	185	8
(15)	Total Expenses	2,373	2,358	15
(16)	Operating Income	472	392	80

	Other Income (Expense)
(17)	Investment income	43	41	2
(18)	Interest expense	(165)	(164)	(1)
(19)	Capitalized interest	7	-	7
(20)	Subsidiaries' preferred stock dividends	(2)	(7)	5
(21)	Total Other Income (Expense)	(117)	(130)	13

(22)	Income taxes	134	121	13
(23)	Income before discontinued operations	221	141	80
(24)	Discontinued operations	-	19	(19)
(25)	Net Income	$221	$160	$61

	Basic Earnings Per Common Share:
(26)	Before discontinued operations	$0.67	$0.43	$0.24
(27)	Discontinued operations	-	0.06	(0.06)
(28)	Basic Earnings Per Common Share	$0.67	$0.49	$0.18
	Weighted Average Number of
(29)	Basic Shares Outstanding	329	328	1

	Diluted Earnings Per Common Share:
(30)	Before discontinued operations	$0.67	$0.42	$0.25
(31)	Discontinued operations	-	0.06	(0.06)
(32)	Diluted Earnings Per Common Share	$0.67	$0.48	$0.19
	Weighted Average Number of
(33)	Diluted Shares Outstanding	330	329	1

Consolidated Report to the Financial Community — 1st Quarter 2006                                                             3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended March 31, 2006
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$935	$1,576	$-	$-	$-	$2,511
(2)	FE Facilities	-	-	46	-	-	46
(3)	MYR	-	-	-	109	-	109
(4)	Other	148	43	-	11	(23)	179
(5)	Internal revenues	35	-	-	-	(35)	-
(6)	Total Revenues	1,118	1,619	46	120	(58)	2,845

	Expenses
(7)	Fuel	-	282	-	-	-	282
(8)	Purchased power	-	694	-	-	-	694
(9)	Other operating expenses	299	450	-	4	(12)	741
(10)	FE Fascilities	-	-	47	-	-	47
(11)	MYR	-	-	-	105	-	105
(12)	Provision for depreciation	96	46	-	1	5	148
(13)	Amortization of regulatory assets	217	5	-	-	-	222
(14)	Deferral of new regulatory assets	(55)	(4)	-	-	-	(59)
(15)	General taxes	140	45	-	1	7	193
(16)	Total Expenses	697	1,518	47	111	-	2,373

(17)	Operating Income	421	101	(1)	9	(58)	472

	Other Income Expnese)
(18)	Investment income	27	15	-	-	1	43
(19)	Interest expense	(94)	(53)	-	(1)	(17)	(165)
(20)	Capitalized linterest	3	4	-	-	-	7
(21)	Subsidiaries' preferred stock dividends	(2)	-	-	-	-	(2)
(22)	Total Other Income (Expense)	(66)	(34)	-	(1)	(16)	(117)

(23)	Income taxes	144	27	-	(7)	(30)	134

(24)	Income before discontinued operations	211	40	(1)	15	(44)	221
(25)	Discontinued operaitons	-	-	-	-	-	-
(26)	Net Income	$211	$40	$(1)	$15	$(44)	$221

(a) Other consists of MYR (a construction service company) and telecommunications services.

(b)  Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                                                                  4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended March 31, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,082	$1,355	$-	$-	$-	$2,437
(2)	FE Facilities	-	-	43	-	-	43
(3)	MYR	-	-	-	92	-	92
(4)	Other	134	22	-	20	2	178
(5)	Internal revenues	78	-	-	-	(78)	-
(6)	Total Revenues	1,294	1,377	43	112	(76)	2,750

Expenses
(7)	Fuel	-	233	-	-	-	233
(8)	Purchased power	-	662	-	-	-	662
(9)	Other operating expenses	324	503	-	2	(85)	744
(10)	FE Facilities	-	-	48	-	-	48
(11)	MYR	-	-	-	92	-	92
(12)	Provision for depreciation	126	10	-	1	6	143
(13)	Amortization of regulatory assets	308	3	-	-	-	311
(14)	Deferral of new regulatory assets	(60)	-	-	-	-	(60)
(15)	General taxes	146	32	-	1	6	185
(16)	Total Expenses	844	1,443	48	96	(73)	2,358

(17)	Operating Income	450	(66)	(5)	16	(3)	392

	Other Income (Expense)
(18)	Investment income	41	-	-	-	-	41
(19)	Interest expense	(94)	(7)	-	(1)	(62)	(164)
(20)	Capitalized interest	3	(3)	-	-	-	-
(21)	Subsidiaries' preferred stock dividends	(7)	-	-	-	-	(7)
(22)	Total Other Income (Expense)	(57)	(10)	-	(1)	(62)	(130)

(23)	Income taxes	157	(30)	(3)	10	(13)	121

(24)	Income before discontinued operations	236	(46)	(2)	5	(52)	141
(25)	Discontinued operations	-	-	13	6	-	19
(26	) Net Income	$236	$(46)	$11	$11	$(52)	$160

(a)		Other consists of MYR (a construction service company) and telecommunications services.
(b)
      Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing  revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                                               5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended March 31, 2006 vs. Three Months Ended March 31, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$(147)	$221	$-	$-	$-	$74
(2)	FE Facilities	-	-	3	-	-	3
(3)	MYR	-	-	-	17	-	17
(4)	Other	14	21	-	(9)	(25)	1
(5)	Internal revenues	(43)	-	-	-	43	-
(6)	Total Revenues	(176)	242	3	8	18	95

	Expenses
(7)	Fuel	-	49	-	-	-	49
(8)	Purchased power	-	32	-	-	-	32
(9)	Other operating expenses	(25)	(53)	-	2	73	(3)
(10)	FE Facilities	-	-	(1)	-	-	(1)
(11)	MYR	-	-	-	13	-	13
(12)	Provision for depreciation	(30)	36	-	-	(1)	5
(13)	Amortization of regulatory assets	(91)	2	-	-	-	(89)
(14)	Deferral of new regulatory assets	5	(4)	-	-	-	1
(15)	General taxes	(6)	13	-	-	1	8
(16)	Total Expenses	(147)	75	(1)	15	73	15

(17)	Operating Income	(29)	167	4	(7)	(55)	80

	Other Income (Expense)
(18)	Investment income	(14)	15	-	-	1	2
(19)	Interest expense	-	(46)	-	-	45	(1)
(20)	Capitalized interest	-	7	-	-	-	7
(21)	Subsidiaries' preferred stock dividends	5	-	-	-	-	5
(22)	Total Other Income (Expense)	(9)	(24)	-	-	46	13

(23)	Income taxes	(13)	57	3	(17)	(17)	13

(24)	Income before discontinued operations	(25)	86	1	10	8	80
(25)	Discontinued operations	-	-	(13)	(6)	-	(19)
(26)	Net Income	$(25)	$86	$(12)	$4	$8	$61

(a )	Other consists of MYR (a construction service company) and telecommunications services.
(b )
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                                    6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheet

	As of March 31, 2006	As of Dec 31, 2005
Assets
Current Assets:
Cash and cash equivalents	$62	$64
Receivables	1,226	1,498
Other	813	755
Total Current Assets	2,101	2,317

Property, Plant, and Equipment	14,285	13,998
Investments	3,466	3,407
Deferred charges	11,945	12,119
Total Assets	$31,797	$31,841

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,116	$2,043
Short-term borrowings	931	731
Accounts payable	612	727
Other	1,792	1,952
Total Current Liabilities	5,451	5,453

Capitalization:
Common stockholders' equity	9,320	9,188
Preferred stock	154	184
Long-term debt and other long-term obligations	8,003	8,155
Total Capitalization	17,477	17,527
Noncurrent Liabilities	8,869	8,861
Total Liabilities and Capitalization	$31,797	$31,841

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of March 31,
	2006	% Total	2005	% Total
Total common equity	$9,320	43%	$8,621	41%
Preferred stock	154	1%	239	1%
Long-term debt *	9,859	46%	10,416	49%
Short-term debt	931	4%	310	2%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,297	6%	1,353	6%
Accounts receivable factoring **	-	0%	142	1%
Total	$21,561	100%	$21,081	100%

GENERAL INFORMATION
	Three Months Ended March 31,
	2006	2005
Long-term debt and preferred stock redemptions	$94	$334
New long-term debt issues	$-	$-
Short-term debt increase**	$200	$140
Capital expenditures	$447	$229

* Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $260 million and $264 million in 2006 and 2005 respectively.
** Off-balance sheet accounts receivable factoring agreement ($142 million as of March 31, 2005) renewed as an on-balance sheet short-term financing agreement in the second quarter of 2005 ($94 million as of March 31, 2006).

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                                                                                                                                                       7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$221	$160
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	350	394
RCP reliability deferrals	(39)	-
Deferred purchased power and other costs	(125)	(118)
Deferred income taxes and investment tax credits	6	(14)
Income from discontinued operations	-	(19)
Cash collateral	(74)	2
Change in working capital and other	97	193
Cash flows provided from operating activities	$436	$598

Cash flows used for financing activities	(50)	(359)

Cash flows used for investing activities	(388)	(211)
Net increase (decrease) in cash and cash equivalents	$(2)	$28

	Three Months Ended March 31,
	2006	2005	Change
Ohio Regulatory Assets

Beginning balance	$1,924	$2,450

Deferral of shopping incentives	3	46	$(43)
Interest on shopping incentives	10	10	-
Deferral of MISO costs and interest	4	-	4
Deferral of RCP distribution reliability costs	39	-	39
Deferral of RCP fuel costs	21	-	21
Deferral of other regulatory assets	3	4	(1)
Current period deferrals	$80	$60	$20

Ohio transition costs amortization	$(102)	$(203)	$101
MISO costs amortization	(5)	-	(5)
Other	(6)	(11)	5
Current period amortization	$(113)	$(214)	$101

Ending Balance	$1,891	$2,296

Deferred Energy Costs - New Jersey
Beginning balance	$541	$446
Deferral (recovery) of energy costs	17	27	$(10)
Ending Balance	$558	$473

UNUSUAL ITEMS	Three Months Ended March 31,
	2006	2005	Change

Gain (Loss) on Non-Core Asset Sales of:
FE Facilities and MYR subs and FES Gas Operations (a)(b)	$-	$8	$(8)
All Other, net (c)	-	9	(9)
Total Gain (Loss) on Non-Core Asset Sales	-	17	(17)
EPA settlement (c)	-	(19)	19
NRC fine (c) (d)	-	(3)	3
Total-Pretax Items	-	(5)	5

EPS Effect	$-	$0.02	$(0.02)

(a) Included in "Discontinued operations"	(c) Included in "Other operating expenses"
(b) Before income tax benefit of $12.2 million	(d) Non-tax deductible

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                                                                                                                                                         8

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS	Three Months Ended March 31,
(kWh in millions)	2006	2005	Change

Electric Generation Sales
Retail- Regulated	24,006	21,646	10.9%
Retail - Competitive	2,719	3,413	-20.3%
Total Retail	26,725	25,059	6.6%
Wholesale	5,422	6,432	-15.7%
Total Electric Generation Sales	32,147	31,491	2.1%

Electric Distribution Deliveries
Ohio - Residential	4,443	4,523	-1.8%
- Commercial	3,644	3,761	-3.1%
- Industrial	5,659	5,815	-2.7%
- Other	91	98	-7.1%
Total Ohio	13,837	14,197	-2.5%

Pennsylvania - Residential	3,092	3,174	-2.6%
- Commercial	2,650	2,694	-1.6%
- Industrial	2,563	2,620	-2.2%
- Other	20	21	-4.8%
Total Pennsylvania	8,325	8,509	-2.2%

New Jersey - Residential	2,254	2,354	-4.2%
- Commercial	2,204	2,229	-1.1%
- Industrial	691	743	-7.0%
- Other	22	22	0.0%
Total New Jersey	5,171	5,348	-3.3%

Total Residential	9,789	10,051	-2.6%
Total Commercial	8,498	8,684	-2.1%
Total Industrial	8,913	9,178	-2.9%
Total Other	133	141	-5.7%

Total Distribution Deliveries	27,333	28,054	-2.6%

Electric Sales Shopped
Ohio - Residential	596	1,884	-68.4%
- Commercial	957	1,776	-46.1%
- Industrial	734	1,163	-36.9%
Total Ohio	2,287	4,823	-52.6%

Pennsylvania - Residential	1	6	-83.3%
- Commercial	1	25	-96.0%
- Industrial	131	447	-70.7%
Total Pennsylvania	133	478	-72.2%

New Jersey - Residential	-	1	-100.0%
- Commercial	403	542	-25.6%
- Industrial	504	564	-10.6%
Total New Jersey	907	1,107	-18.1%

Total Electric Sales Shopped	3,327	6,408	-48.1%

OPERATING STATISTICS	As of March 31,
For 12 Months Ended	2006		2005

System Load Factor	61.2%		66.8%
Capacity Factors:
Fossil	64.5%		59.1%
Nuclear	90.7%		88.5%
Generation Output:
Fossil	63%		61%
Nuclear	37%		39%

WEATHER	2006	Normal	2005
Composite Heating-Degree-Days
1st Quarter	2,524	2,818	2,979
Composite Cooling-Degree-Days
1st Quarter	-	1	-

Consolidated Report to the Financial Community - 1st Quarter 2006      9

FirstEnergy Corp.
2006 Cash Flow
(Unaudited)

Reconciliation of First Quarter 2006 Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

Net Income	$221
Adjustments:
Depreciation	148
Amortization of regulatory assets	222
Deferral of new regulatory assets	(20)
RCP reliability deferrals	(39)
Deferred purchased power and other costs	(125)
Deferred income taxes and ITC, net	6
Other, including changes in working capital	23
Net Cash from Operating Activities (GAAP)	$436

Other Items:
Capital expenditures	(376)
Nuclear fuel fabrication	(71)
Contributions to nuclear decommissioning trusts	(3)
Common stock dividends	(148)
Other, net	(99)
Free Cash Flow (Non-GAAP)	$(261)

Non-core asset sales and other	57
Cash generation (Non-GAAP)	$(204)

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                                                                                                                                                      10

FirstEnergy Corp.
2006 Cash Flow Guidance
(Unaudited)

Reconciliation of 2006 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:
GAAP Earnings Guidance	$1,135-1,200
Adjustments:
Depreciation	635
Amortization of regulatory assets	860
Deferral of new regulatory assets	(90)
RCP reliability deferrals	(150)
Deferred purchased power costs	(360)
Deferred income taxes and ITC, net	(20)
Collateral call refunds	70
Other, including changes in working capital	4
Net Cash from Operating Activities (GAAP)	$2,117

Other Items:

Capital expenditures	(1,116)
Nuclear fuel fabrication	(160)
Common stock dividends	(593)
Other, net	(45)
Free Cash Flow (Non-GAAP)	$203

Non-core asset sales	80
JCP&L securitization [1]	177
Cash Generation (Non-GAAP)	$460

[1] Potential securitization range of $177m - $277m.

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community —— 1st Quarter 2006                                                                                                                                                                                                11

RECENT DEVELOPMENTS

Met-Ed and Penelec Transition Rate Plan Filing
On April 10, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) filed a comprehensive transition rate plan, including requests for general rate increases, with the Pennsylvania Public Utility Commission. The plan is the first request to increase base rates since 1986 for Penelec and 1992 for Met-Ed. The filing addresses transmission, distribution and power supply issues while ensuring that customers continue to pay below-market prices for generation through 2010. Under the preferred approach, Met-Ed requested an overall increase of $216 million or 19%, while Penelec requested an increase of $157 million, or 15%. If approved, Met-Ed and Penelec customer rates for electricity in 2007 would remain comparable to the average rates currently charged by electric utilities across Pennsylvania.

Record Generation Output
FirstEnergy set a new first quarter generation output record of 20 million megawatt-hours, a 7.0% increase over the prior record established in the first quarter of 2005. The generation record was attributable to an increase in fossil generation, which established its best quarterly output ever.

Nuclear Plant Updates
On April 19, Beaver Valley Unit 1 returned to service 11 days ahead of schedule from a refueling and construction outage. The Unit became the first plant in the world to cut a temporary opening in its containment building and replace its steam generators and reactor head all within a 65-day timeframe. Other major work activities included replacing the turbine rotor, rewinding the main generator, and replacing about 40 percent of the fuel assemblies. Beaver Valley Unit 1 had operated safely and reliably for a unit-record of 456 consecutive days when it was taken off line for the outage and had posted an availability factor of 100 percent since its last refueling in the fall of 2004.

The Davis-Besse Nuclear Power Station is currently in the process of restarting, following the completion of its scheduled refueling outage. Major work activities during the outage included replacing several components in the plant’s turbine which is expected to increase power output by 11 megawatts, rebuilding two of the four reactor coolant pumps, and replacing approximately 40 percent of the fuel assemblies.

Renewable Wind Power Portfolio
During the quarter, FirstEnergy entered into several long-term agreements to expand its renewable wind power portfolio. On March 15, FirstEnergy entered into 20-year agreements to purchase the combined 250-megawatt output of two new wind power generation projects being developed in West Virginia, targeted to be operational by December 2007. On March 27, FirstEnergy entered into a 23-year agreement to purchase 80-megawatts of wind power from a project being developed in Pennsylvania, targeted to be operational by early 2007. When combined with existing contracts, FirstEnergy anticipates offering more than 360-megawatts of renewable wind power, more than any other company in the Mid-Atlantic region.

Ohio Competitive Bid Process
On February 23, the Competitive Bid Process (CBP) auction manager, National Economic Research Associates, notified the Public Utilities Commission of Ohio (PUCO) that the CBP designed to potentially provide firm generation service for our Ohio utilities’ 2007 and 2008 actual load requirements could not proceed due to lack of interest, as there were no bidder applications submitted. Additionally, on March 16, the PUCO denied applications for rehearing filed by various third parties regarding the Commission’s rules for the CBP.

Penn Power RFP Proposal
On April 20, the Pennsylvania Public Utility Commission (PPUC) approved Pennsylvania Power Company's POLR supply plan with modifications. The approved plan encourages wholesale electric suppliers to participate in a bidding process to provide customers with generation service from Jan. 1, 2007, through May 31, 2008. Penn Power’s POLR rates are currently capped at prices determined through restructuring agreements which are set to expire year-end 2006. As noted in the PPUC’s press release, the Commission is obligated to approve a POLR plan with rates that reflect prevailing market prices and that allow Penn Power to recover all reasonable costs for service.

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                12

Forward-looking Statements. This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005(including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Pennsylvania Public Utility Commission, including the transition rate filings for MetEd and Penelec, the continuing availability and operation of generating units, the ability of our generating units to continue to operate at, or near full capacity, our inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from our voluntary pension plan contributions, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, circumstances which may lead management to seek, or the Board of Directors to grant, in each case in its sole discretion, authority for the implementation of a share repurchase program in the future, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by the Board at the time of the actual declarations. Also, a security rating should not be viewed as a recommendation to buy, sell or hold securities and it may be subject to revision or withdrawal at any time. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 1st Quarter 2006                                                                13